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                                                          EXHIBIT 3.2a



               AMENDMENTS TO BYLAWS EFFECTIVE DECEMBER 2, 1996

RESOLVED , that pursuant to Section 9 of the Amended and Restated Bylaws of the Corporation (the "Bylaws"), Section 3.11 of the Bylaws is deleted in its entirety and replaced with the following:

                          "3.11   Committees of Directors.  The board of
                 directors may designate 1 or more committees, each committee to consist of 1 or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee of the Corporation, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware, as amended, to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless otherwise specified in the resolution of the board of directors designating the committee or in these bylaws, at all meetings of each such committee of directors, a majority of the total number members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meeting and report the same to the board of directors, when required."


RESOLVED, that, pursuant to Section 9 of the Bylaws, Sections 5.1 through 5.4 and 5.9 through 5.12 of said Bylaws be, and the same hereby are, amended and restated as set forth below:

         "5.     Officers.
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                          5.1     Positions.  The officers of the Corporation
         shall be a chairman and a secretary, and such other officers as the board of directors or the chairman may appoint, including one or more vice chairmen, a president, one or more vice presidents (all of the foregoing, "Executive Officers"), a treasurer, assistant secretaries and assistant treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the board or by the chairman. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide; provided, however, that in no event shall the chairman and the secretary be the same person.

                          5.2 Appointment. The Executive Officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

                          5.3 Compensation. The compensation of all Executive Officers of the Corporation shall be fixed by the board of directors or a duly appointed committee thereof.

                          5.4 Term of Office. The chairman shall hold office until his or her successor is chosen and qualifies or until his or her earlier resignation, death or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors or by the chairman may be removed at any time, with or without cause, either by the affirmative vote of a majority of the board of directors, or by the chairman in his or her discretion. Any vacancy occurring in any office of the Corporation shall be filled either by the board of directors or (in the case of all officers other than the chairman) by the chairman.

                                     *****

                          5.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or by the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation, and the secretary, or an assistant secretary, shall have the authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors or the chairman may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The secretary or
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         an assistant secretary may also attest all instruments signed by the chairman, the president or any vice president.

                          5.10    Assistant Secretary.  The assistant
         secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors or by the chairman (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors or the chairman may from time to time prescribe.

                          5.11    Treasurer.

                          5.11.1 Duties. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors or by the chairman.
         The treasurer shall disburse the funds of the Corporation as ordered by the board of directors or by the chairman, taking proper vouchers for such disbursements, and shall render to the chairman, and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.

                          5.11.2 Bond. If required by the board of directors or by the chairman, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer's office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the treasurer's possession or under the treasurer's control and belonging to the Corporation.

                          5.12    Assistant Treasurer.  The assistant
         treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors or by the chairman (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors or the chairman may from time to time prescribe."